DISCOVERY, INC. REPORTS SECOND-QUARTER 2020 RESULTS

Silver Spring, MD – August 5, 2020: Discovery, Inc. (“Discovery” or the “Company”) (NASDAQ: DISCA, DISCB, DISCK) today reported financial results for the quarter ended June 30, 2020.

David Zaslav, President and Chief Executive Officer of Discovery said, "Our top priority is the health and safety of our employees as global economies and our offices begin to reopen. I want to thank all of our teams for the exceptional focus and dedication even during these turbulent times that continued to drive outstanding progress for our business, including renewals with four of our largest distribution partners and meaningful cost containment. We generated significant free cash flows in Q2, demonstrating the durability of our business, especially against the backdrop of a historic disruption to the global advertising market due to the impacts of the pandemic. With our significant liquidity cushion and the initial signs of stabilization that we’re seeing in many of our key markets around the world, we are pleased to announce our intention to resume returning capital to shareholders through share repurchases. We are cautiously optimistic about the global outlook for the rest of the year and firmly believe that the long-term prospects for Discovery remain as vibrant as ever."

Second-Quarter 2020 Financial Highlights
•Total revenues of $2,541 million decreased 12% compared to the prior year quarter, or decreased 11% ex-FX.(1)
–U.S. distribution revenues increased 7%, or increased 2% excluding certain non-recurring items, and advertising revenues decreased 14%; and
–International distribution revenues decreased 2% and advertising revenues decreased 37%, ex-FX.
•Net income available to Discovery was $271 million and diluted EPS was $0.40 per share.
•Total Adjusted OIBDA(2) decreased 12% to $1,127 million, or decreased 11% ex-FX.
•Adjusted EPS(3) was $0.77 per diluted share.
•Free cash flow(4) was $879 million.

	Three Months Ended June 30,				Six Months Ended June 30,
Dollars in millions, except per share amounts	2020	2019	% Change	Ex-FX(1)	2020	2019	% Change	Ex-FX(1)
Total revenue	$2,541	$2,885	(12)%	(11)%	$5,224	$5,592	(7)%	(5)%
Net income available to Discovery, Inc.	$271	$947	(71)%		$648	$1,331	(51)%
U.S. Networks Adjusted OIBDA	1,062	1,126	(6)%		2,078	2,187	(5)%
International Networks Adjusted OIBDA	193	286	(33)%	(29)%	400	505	(21)%	(18)%
Total Adjusted OIBDA(5)	$1,127	$1,281	(12)%	(11)%	$2,240	$2,440	(8)%	(7)%
Diluted EPS	$0.40	$1.33	(70)%		$0.95	$1.86	(49)%
Adjusted EPS	$0.77	$0.98	(21)%		$1.64	$1.83	(10)%
Free cash flow	$879	$596	47%		$1,109	$1,094	1%

Operational Highlights
•Total share of viewing across the international portfolio in the second quarter of 2020 improved 4% on average, with strong share growth in India, UK and Italy.(6)
•In the second quarter, Discovery's portfolio of networks in the U.S. gained more share in primetime than any other TV portfolio in each of our target demos.(7)
•TLC delivered its best quarter in network history and was the top network across all of TV on Sunday nights among W25-54, P25-54 and W18-49, driven by the performance of the '90 Day Fiancé' franchise. The network also continues to be the No. 1 destination for women on cable TV in 2020.(8)

Segment Results
U.S. Networks

	Three Months Ended June 30,			Six Months Ended June 30,
Dollars in millions	2020	2019	% Change	2020	2019	% Change
Advertising	$997	$1,153	(14)%	$2,023	$2,175	(7)%
Distribution	739	688	7%	1,447	1,385	4%
Other	20	22	(9)%	42	55	(24)%
Total revenues	$1,756	$1,863	(6)%	$3,512	$3,615	(3)%
Costs of revenues, excluding depreciation & amortization	442	441	—%	889	863	3%
Selling, general & administrative(9)	252	296	(15)%	545	565	(4)%
Adjusted OIBDA	$1,062	$1,126	(6)%	$2,078	$2,187	(5)%

Second-Quarter 2020 Highlights
•Revenues of $1,756 million decreased 6% compared to the prior year quarter.
–Advertising decreased 14%, primarily driven by a decline in demand stemming from the COVID-19 pandemic and, to a lesser extent, secular declines in the pay-TV ecosystem and lower inventory, partially offset by higher overall ratings and pricing.
–Distribution increased 7%, primarily driven by increases in contractual affiliate rates and certain non-recurring items, partially offset by a decline in linear subscribers. Excluding the non-recurring items, distribution revenue increased 2%.
–At June 30, 2020, subscribers to our fully distributed networks were 5% lower than the prior year. Total portfolio subscribers, excluding the one-time benefit of free previews provided during the pandemic, were 7% lower than at June 30, 2019.

•Total operating expenses of $694 million decreased 6%.
–Costs of revenues were consistent with the prior year quarter, primarily due to investments in content to support our next generation initiatives, offset by a non-recurring reserve release established in purchase accounting and a reduction in production projects as a result of the COVID-19 pandemic.
–SG&A expenses decreased 15% primarily due to lower marketing-related expenses and, as a result of COVID-19, a reduction in travel costs.

•Adjusted OIBDA decreased 6% to $1,062 million.

International Networks

	Three Months Ended June 30,				Six Months Ended June 30,
Dollars in millions	2020	2019	% Change	Ex-FX	2020	2019	% Change	Ex-FX
Advertising	$276	$466	(41)%	(37)%	$652	$859	(24)%	(20)%
Distribution	486	518	(6)%	(2)%	1,001	1,045	(4)%	(1)%
Other	21	36	(42)%	(43)%	53	68	(22)%	(22)%
Total revenues	$783	$1,020	(23)%	(20)%	$1,706	$1,972	(13)%	(10)%
Costs of revenues, excluding depreciation & amortization	365	497	(27)%	(23)%	835	1,004	(17)%	(14)%
Selling, general & administrative(9)	225	237	(5)%	(1)%	471	463	2%	6%
Adjusted OIBDA	$193	$286	(33)%	(29)%	$400	$505	(21)%	(18)%

Second-Quarter 2020 Highlights
•Revenues of $783 million decreased 23%, or decreased 20% ex-FX, compared to the prior year quarter.
–Ex-FX, advertising decreased 37%, primarily driven by a decline in demand stemming from the COVID-19 pandemic and, to a lesser extent, the discontinuation of certain pay-TV distribution in the Nordics.

–Ex-FX, distribution decreased 2%, primarily driven by the impact on sporting events due to COVID-19, the discontinuation of certain pay-TV distribution in some European markets, and lower contractual rates, partially offset by increases in digital distribution.

•Total operating expenses of $590 million decreased 20%, or decreased 16% ex-FX.
–Ex-FX, costs of revenues decreased 23% primarily due to the timing of sporting events in Europe due to COVID-19.
–Ex-FX, SG&A was relatively consistent with the prior year quarter.

•Adjusted OIBDA of $193 million decreased 33%, or decreased 29% ex-FX.

Corporate, Inter-segment Eliminations, and Other
•For the second quarter of 2020, Corporate Adjusted OIBDA improved by $3 million compared to the prior year quarter.

Free Cash Flow
•Cash provided by operating activities increased to $991 million from $674 million in the prior year quarter. Free cash flow increased to $879 million from $596 million, primarily due to the timing of working capital, partially offset by higher capital expenditures. Capital expenditures increased due to investments in technology infrastructure, software development, and facilities.

Other Items
Share Buyback
In February 2020, the Company's Board of Directors authorized common stock repurchases of up to $2 billion. Under the stock repurchase authorization, management is authorized to purchase shares from time to time through open market purchases at prevailing prices or privately negotiated purchases subject to market conditions and other factors.

During the three months ended June 30, 2020, the Company did not repurchase any shares under its $2 billion repurchase authorization, which has $1.8 billion remaining. We expect to resume repurchasing shares in the open market once the blackout period ends on August 6, 2020.

2020 Outlook(10)
Discovery may provide forward-looking commentary in connection with this earnings announcement on its quarterly earnings conference call. Details on how to access the audio webcast are included below.

Conference Call Information
Discovery will host a conference call today, August 5, 2020 at 8:00 a.m. ET to discuss its second quarter 2020 results. To listen to the audio webcast of the call, please visit https://corporate.discovery.com.

Cautionary Statement Concerning Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on February 27, 2020 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, expected to be filed today.

Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this release include, without limitation, statements regarding investing in the Company's programming, strategic growth initiatives, changes in the pay TV ecosystem, and the impact of COVID-19. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Discovery
Discovery, Inc. (Nasdaq: DISCA, DISCB, DISCK) is a global leader in real life entertainment, serving a passionate audience of superfans around the world with content that inspires, informs and entertains. Discovery delivers over 8,000 hours of original programming each year and has category leadership across deeply loved content genres around the world. Available in 220 countries and territories and in nearly 50 languages, Discovery is a platform innovator, reaching viewers on all screens, including TV Everywhere products such as the GO portfolio of apps; direct-to-consumer streaming services such as Eurosport Player, Food Network Kitchen and MotorTrend OnDemand; digital-first and social content from Group Nine Media; a landmark natural history and factual content partnership with the BBC; and a strategic alliance with PGA TOUR to create the international home of golf. Discovery’s portfolio of premium brands includes Discovery Channel, HGTV, Food Network, TLC, Investigation Discovery, Travel Channel, MotorTrend, Animal Planet, Science Channel, and the forthcoming multi-platform JV with Chip and Joanna Gaines, Magnolia, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, the leading provider of locally relevant, premium sports and Home of the Olympic Games across Europe. For more information, please visit corporate.discovery.com and follow @DiscoveryIncTV across social platforms.

Contacts

Media	Investor Relations
Nathaniel Brown (212) 548-5959	Andrew Slabin (212) 548-5544
nathaniel_brown@discovery.com	andrew_slabin@discovery.com

Peter Lee (212) 548-5907
peter_lee@discovery.com

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Advertising	$1,273	$1,619	$2,675	$3,034
Distribution	1,225	1,206	2,448	2,430
Other	43	60	101	128
Total revenues	2,541	2,885	5,224	5,592
Costs and expenses:
Costs of revenues, excluding depreciation and amortization	810	938	1,728	1,868
Selling, general and administrative	635	709	1,280	1,335
Depreciation and amortization	334	320	660	692
Impairment of goodwill and other intangible assets	38	—	38	—
Restructuring and other charges	7	7	22	12
Total costs and expenses	1,824	1,974	3,728	3,907
Operating income	717	911	1,496	1,685
Interest expense, net	(161)	(161)	(324)	(343)
Loss on extinguishment of debt	(71)	(23)	(71)	(28)
Loss from equity investees, net	(23)	(20)	(44)	(9)
Other (expense) income, net	(6)	9	(64)	(18)
Income before income taxes	456	716	993	1,287
Income tax (expense) benefit	(156)	271	(286)	118
Net income	300	987	707	1,405
Net income attributable to noncontrolling interests	(25)	(36)	(53)	(65)
Net income attributable to redeemable noncontrolling interests	(4)	(4)	(6)	(9)
Net income available to Discovery, Inc.	$271	$947	$648	$1,331
Net income per share allocated to Discovery, Inc. Series A, B and C common stockholders:
Basic	$0.40	$1.33	$0.96	$1.86
Diluted	$0.40	$1.33	$0.95	$1.86
Weighted average shares outstanding:
Basic	508	528	513	526
Diluted	674	716	680	715

DISCOVERY, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except par value)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,683	$1,552
Receivables, net	2,473	2,633
Content rights and prepaid license fees, net	113	579
Prepaid expenses and other current assets	448	453
Total current assets	4,717	5,217
Noncurrent content rights, net	3,540	3,129
Property and equipment, net	1,088	951
Goodwill	12,987	13,050
Intangible assets, net	8,091	8,667
Equity method investments	530	568
Other noncurrent assets	2,136	2,153
Total assets	$33,089	$33,735
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$367	$463
Accrued liabilities	1,607	1,678
Deferred revenues	263	489
Current portion of debt	339	609
Total current liabilities	2,576	3,239
Noncurrent portion of debt	14,944	14,810
Deferred income taxes	1,463	1,691
Other noncurrent liabilities	2,306	2,029
Total liabilities	21,289	21,769
Commitments and contingencies
Redeemable noncontrolling interests	442	442
Equity:
Discovery, Inc. stockholders’ equity:
Series A-1 convertible preferred stock: $0.01 par value; 8 shares authorized, issued and outstanding	—	—
Series C-1 convertible preferred stock: $0.01 par value; 6 shares authorized; 5 shares issued and outstanding	—	—
Series A common stock: $0.01 par value; 1,700 shares authorized; 163 and 161 shares issued; and 160 and 158 shares outstanding	2	2
Series B convertible common stock: $0.01 par value; 100 shares authorized; 7 shares issued and outstanding	—	—
Series C common stock: $0.01 par value; 2,000 shares authorized; 546 and 547 shares issued; and 340 and 360 shares outstanding	5	5
Additional paid-in capital	10,798	10,747
Treasury stock, at cost: 209 and 190 shares	(7,897)	(7,374)
Retained earnings	7,980	7,333
Accumulated other comprehensive loss	(1,021)	(822)
Total Discovery, Inc. stockholders' equity	9,867	9,891
Noncontrolling interests	1,491	1,633
Total equity	11,358	11,524
Total liabilities and equity	$33,089	$33,735

DISCOVERY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net income	707	1,405
Adjustments to reconcile net income to cash provided by operating activities:
Content rights amortization and impairment	1,355	1,378
Depreciation and amortization	660	692
Deferred income taxes	(188)	(554)
Impairment of goodwill and other intangible assets	38	—
Share-based compensation expense	30	69
Equity in losses of equity method investee companies, including cash distributions	71	37
Unrealized loss from derivative instruments, net	22	—
Loss on extinguishment of debt	71	28
Remeasurement gain on previously held equity interest	—	(14)
Realized gain from derivative instruments, net	(21)	—
Other, net	41	50
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Receivables, net	122	(231)
Content rights and payables, net	(1,386)	(1,570)
Accounts payable, accrued and other liabilities	(174)	(132)
Foreign currency, prepaid expenses and other assets, net	(22)	58
Cash provided by operating activities	1,326	1,216
Investing Activities
Investments in and advances to equity investments	(81)	(147)
Purchases of property and equipment	(217)	(122)
Proceeds from dissolution of joint venture	65	105
Business acquisitions, net of cash acquired	—	(60)
Other investing activities, net	79	4
Cash used in investing activities	(154)	(220)
Financing Activities
Principal repayments of debt, including discount payment	(2,164)	(1,740)
Borrowings from debt, net of discount and issuance costs	1,979	1,482
Repurchases of stock	(527)	—
Distributions to noncontrolling interests and redeemable noncontrolling interests	(202)	(191)
Principal repayments of revolving credit facility	(500)	(225)
Borrowings under revolving credit facility	500	—
Commercial paper borrowings, net	—	173
Other financing activities, net	(84)	(142)
Cash used in financing activities	(998)	(643)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	12	(18)
Net change in cash, cash equivalents, and restricted cash	186	335
Cash, cash equivalents, and restricted cash, beginning of period	1,552	986
Cash, cash equivalents, and restricted cash, end of period	$1,738	$1,321

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Three Months Ended June 30, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$271
Net income attributable to redeemable noncontrolling interests				4
Net income attributable to noncontrolling interests				25
Income tax expense				156
Other expense, net				6
Loss on extinguishment of debt				71
Loss from equity investees, net				23
Interest expense, net				161
Operating income (loss)	$836	$68	$(187)	$717
Depreciation and amortization	225	84	25	334
Impairment of goodwill and other intangible assets	—	38	—	38
Restructuring and other charges	—	3	4	7
Employee share-based compensation	—	—	31	31
Inter-segment eliminations	1	—	(1)	—
Total Adjusted OIBDA	$1,062	$193	$(128)	$1,127

	Three Months Ended June 30, 2019
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$947
Net income attributable to redeemable noncontrolling interests				4
Net income attributable to noncontrolling interests				36
Income tax (benefit)				(271)
Other (income), net				(9)
Loss from equity investees, net				20
Loss on extinguishment of debt				23
Interest expense, net				161
Operating income (loss)	$898	$180	$(167)	$911
Depreciation and amortization	222	82	16	320
Restructuring and other charges	3	6	(2)	7
Transaction and integration costs	—	—	4	4
Employee share-based compensation	—	—	39	39
Inter-segment eliminations	3	18	(21)	—
Total Adjusted OIBDA	$1,126	$286	$(131)	$1,281

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NET INCOME TO
ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION
(unaudited; in millions)

	Six Months Ended June 30, 2020
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$648
Net income attributable to redeemable noncontrolling interests				6
Net income attributable to noncontrolling interests				53
Income tax expense				286
Other expense, net				64
Loss on extinguishment of debt				71
Loss from equity investees, net				44
Interest expense, net				324
Operating income (loss)	$1,613	$192	$(309)	$1,496
Depreciation and amortization	451	166	43	660
Impairment of goodwill and other intangible assets	—	38	—	38
Restructuring and other charges	12	4	6	22
Employee share-based compensation	—	—	24	24
Inter-segment eliminations	2	—	(2)	—
Total Adjusted OIBDA	$2,078	$400	$(238)	$2,240

	Six Months Ended June 30, 2019
	U.S. Networks	International Networks	Corporate, Inter-segment Eliminations, and Other	Total
Net income available to Discovery, Inc.				$1,331
Net income attributable to redeemable noncontrolling interests				9
Net income attributable to noncontrolling interests				65
Income tax (benefit)				(118)
Other expense, net				18
Loss on extinguishment of debt				28
Loss from equity investees, net				9
Interest expense, net				343
Operating income (loss)	$1,685	$339	$(339)	$1,685
Depreciation and amortization	495	164	33	692
Restructuring and other charges	7	10	(5)	12
Transaction and integration costs	—	—	11	11
Employee share-based compensation	—	—	69	69
Inter-segment eliminations	—	21	(21)	—
Settlement of a withholding tax claim	—	(29)	—	(29)
Total Adjusted OIBDA	$2,187	$505	$(252)	$2,440

DISCOVERY, INC.
SUPPLEMENTAL FINANCIAL DATA
SELECTED FINANCIAL DETAIL
(unaudited; in millions, except per share amounts)

CALCULATION OF ADJUSTED EARNINGS PER DILUTED SHARE

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Diluted net income per share allocated to Discovery, Inc. Series A, B and C common stockholders:	$0.40	$1.33	$(0.93)	(70)%	$0.95	$1.86	$(0.91)	(49)%
Per share impacts, net of tax:
Amortization of acquisition-related intangible assets	0.30	0.28	0.02	7%	0.60	0.62	(0.02)	(3)%
Restructuring and other charges	0.01	0.01	—	—%	0.03	0.02	0.01	50%
Impairment of goodwill and other intangible assets	0.06	—	0.06	NM	0.06	—	0.06	NM
Legal entity restructuring, deferred tax impact	—	(0.64)	0.64	NM	—	(0.64)	0.64	NM
Settlement of a withholding tax claim	—	—	—	NM	—	(0.03)	0.03	NM
Adjusted earnings per diluted share	$0.77	$0.98	$(0.21)	(21)%	$1.64	$1.83	$(0.19)	(10)%

CALCULATION OF FREE CASH FLOW

	Three Months Ended June 30,				Six Months Ended June 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Cash provided by operating activities	$991	$674	$317	47%	$1,326	$1,216	$110	9%
Purchases of property and equipment	(112)	(78)	(34)	44%	(217)	(122)	(95)	(78)%
Free cash flow	$879	$596	$283	47%	$1,109	$1,094	$15	1%

NM: Not Meaningful

Impact of COVID-19
On March 11, 2020, the World Health Organization declared the coronavirus disease 2019 (“COVID-19”) outbreak to be a global pandemic. COVID-19 continues to spread throughout the world, and the duration and severity of its effects and associated economic disruption remain uncertain. Restrictions on social and commercial activity in an effort to contain the virus have had, and are expected to continue to have, a significant adverse impact upon many sectors of the U.S. and global economy, including the media industry. We continue to closely monitor the impact of COVID-19 on all aspects of our business and geographies, including how it will impact our customers, employees, suppliers, vendors, distribution and advertising partners, production facilities, and various third parties.

Demand for our advertising products and services has been reduced by the pandemic, particularly in the second quarter of 2020 when the economic disruptions from limitations on social and commercial activity increased. Also, our third-party production partners remained shut down during most of the second quarter of 2020 due to COVID-19 restrictions. Our advertising revenues, which represented 54% of our consolidated revenues in 2019, have declined during the first half of 2020 and may continue to decline significantly throughout the remainder of 2020 if our advertising partners in certain sectors (such as travel) reduce or fail to resume their advertising spending or if we continue to be limited in our ability to create and air new content due to prolonged production shutdowns and delays. Additionally, certain sporting events that the Company has rights to have been cancelled or postponed, thereby eliminating or deferring the related revenues and expenses, including the Tokyo 2020 Olympic Games were postponed to 2021. We expect that the postponement of the Olympic Games will shift Olympic-related revenues and defer significant expenses from fiscal year 2020 to fiscal year 2021.

In response to these impacts of the pandemic, we continued to employ innovative production and programming strategies, including producing content filmed by our on-air talent and seeking viewer feedback on which content to air. We also pursued a number of cost savings initiatives during the second quarter of 2020 that we believe will offset a portion of anticipated revenue losses and deferrals, through the implementation of travel, marketing, production and other operating cost reductions and will continue to do so for the remainder of 2020. We also implemented remote work arrangements effective mid-March 2020 and to date, these arrangements have not materially affected our ability to operate our business. Throughout the second quarter of 2020 and beyond, we began the process of re-opening office locations across the globe on a case-by-case basis, after careful consideration of the number of COVID-19 cases in each respective area, rate of infection growth, recovery and mortality rates, local environment, governmental restrictions, health recommendations, benchmarking and overall business need and impact. We are monitoring these locations closely and remain agile and flexible as needed. We expect to continue this process throughout the remainder of 2020 and beyond as conditions warrant.

We are unable to predict the full impact that COVID-19 will have on our financial position, operating results, and cash flows in the mid- to long-term due to numerous uncertainties. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain the virus or treat its impact, among others. Our consolidated financial statements presented herein reflect the latest estimates and assumptions made by management that affect the reported amounts of assets and liabilities and related disclosures as of the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting periods presented. Actual results may differ significantly from these estimates and assumptions.

In addition, we have implemented several measures to preserve sufficient liquidity in the near term. During the second quarter of 2020, we entered into an amendment to our revolving credit facility, which increased flexibility under our financial covenants and issued $1.0 billion aggregate principal amount of Senior Notes due May 2030 and $1.0 billion aggregate principal amount of Senior Notes due May 2050. The proceeds from the notes were used to fund a tender offer for $1.5 billion of certain Senior Notes with maturities ranging from 2021 through 2023 and to repay $500 million that had been drawn down under our revolving credit facility.

In light of the impact of COVID-19, we assessed goodwill, other intangibles, deferred tax assets, programming assets, and accounts receivable for recoverability based upon latest estimates and judgments with respect to expected future operating results, ultimate usage of content and latest expectations with respect to expected credit losses. We recorded a goodwill impairment charge of $36 million for our Asia-Pacific reporting unit during the three months ended June 30, 2020. Asset impairments of $2 million were recorded as of June 30, 2020, as the carrying value of such assets exceeded their fair value. Adjustments to reflect increased expected credit losses were not material. Further, hedged transactions were assessed, and we have concluded such transactions remain probable of occurrence.

Due to significant uncertainty surrounding the impact of COVID-19, management’s judgments could change in the future. The effects of the pandemic may have further negative impacts on the Company’s financial position, results of operations, and cash flows. However, the current level of uncertainty over the economic and operational impacts of COVID-19 means the related financial impact cannot be reasonably and fully estimated at this time.

The Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was enacted on March 27, 2020 in the United States. As of June 30, 2020, we do not expect the CARES Act to have a material effect on our financial position and results of operations. We continue to monitor other relief measures taken by the U.S. and other governments around the world.

Non-GAAP Financial Measures
In addition to the results prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) provided in this release, the Company has presented Adjusted OIBDA, Adjusted EPS and free cash flow. These non-GAAP measures should be considered in addition to, but not as a substitute for, operating income, net income, earnings per diluted share and other measures of financial performance reported in accordance with GAAP. Please review the supplemental financial schedules for reconciliations to the most comparable GAAP measures.

Definitions and Sources
(1) Methodology for Calculating Growth Rates Excluding the Impact of Currency Effects: The impact of exchange rates on our business is an important factor in understanding period-to-period comparisons of our results. For example, our international revenues are favorably impacted as the U.S. dollar weakens relative to other foreign currencies, and unfavorably impacted as the U.S. dollar strengthens relative to other foreign currencies. We believe the presentation of results on a constant currency basis ("ex-FX"), in addition to results reported in accordance with GAAP, provides useful information about our operating performance because the presentation ex-FX excludes the effects of foreign currency volatility and highlights our core operating results. The presentation of results on a constant currency basis should be considered in addition to, but not a substitute for, measures of financial performance reported in accordance with GAAP.

The ex-FX change represents the percentage change on a period-over-period basis adjusted for foreign currency impacts. The ex-FX change is calculated as the difference between the current year amounts translated at a baseline rate, which is a spot rate for each of our currencies determined early in the fiscal year as part of our forecasting process (the “2020 Baseline Rate”), and the prior year amounts translated at the same 2020 Baseline Rate.

In addition, consistent with the assumption of a constant currency environment, our ex-FX results exclude the impact of our foreign currency hedging activities, as well as realized and unrealized foreign currency transaction gains and losses. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies.

(2) Adjusted OIBDA and Adjusted OIBDA Excluding the Impact of Currency Effects: The Company evaluates the operating performance of its segments based on financial measures such as revenues and Adjusted OIBDA. Adjusted OIBDA is defined as operating income excluding: (i) employee share-based compensation, (ii) depreciation and amortization, (iii) restructuring and other charges, (iv) certain impairment charges, (v) gains and losses on business and asset dispositions, (vi) certain inter-segment eliminations related to production studios, (vii) third-party transaction costs directly related to the acquisition and integration of Scripps Networks and other transactions, and (viii) other items impacting comparability, such as the non-cash settlement of a withholding tax claim.

The Company uses this measure to assess the operating results and performance of its segments, perform analytical comparisons, identify strategies to improve performance and allocate resources to each segment. The Company believes Adjusted OIBDA is relevant to investors because it allows them to analyze the operating performance of each segment using the same metric management uses.

The Company excludes share-based compensation, restructuring and other charges, certain impairment charges, gains and losses on business and asset dispositions and acquisition and integration costs from the calculation of Adjusted OIBDA due to their impact on comparability between periods. The Company also excludes depreciation of fixed assets and amortization of intangible assets, as these amounts do not represent cash payments in the current reporting period. Certain corporate expenses are excluded from segment results to enable executive management to evaluate segment performance based upon the decisions of segment executives. Total Adjusted OIBDA should be considered in addition to, but not a substitute for, operating income, net income, and other measures of financial performance reported in accordance with GAAP. Refer to the comments in footnote 1 for the methodology used to calculate growth rates excluding foreign currency effects.

(3) Adjusted EPS: The Company defines Adjusted EPS as earnings excluding the impact of amortization of acquisition-related intangible assets and meaningful one-time items, per diluted share. The Company believes Adjusted EPS is relevant to investors because this metric allows them to evaluate the performance of the Company's operations exclusive of the non-cash amortization of acquisition-related intangible assets and meaningful one-time items that impact the comparability of results from period to period.

(4) Free Cash Flow: The Company defines free cash flow as cash flow from operations less acquisitions of property and equipment. The Company believes free cash flow is an important indicator for management and investors of the Company’s liquidity, including its ability to reduce debt, make strategic investments, and return capital to stockholders.

(5) Financial Highlights Table: This table presents a selection of the Company's financial results. Because the table as shown excludes the "Corporate, Inter-segment Eliminations, and Other" operating segment, Total Adjusted OIBDA will not foot as presented in the table.

(6) Source: Total Audience Measurement among all individuals. Share of viewing percent is defined as the share of viewing to all TV channels in a market, except in the Nordics business unit. In the Nordics, share percent is defined as the share of viewing for commercial channels only. Due to a change in methodology, Russia and Japan are excluded from totals. Change in share percent is calculated by adjusting the prior year to include any newly acquired channels.

(7) Source: Nielsen, Q2 2020 (3/30/2020-6/28/2020) vs. Q2 2019 (4/1/19-6/30/19) for Primetime. Primetime is 8pm-11pm. Live+7-day. Target demos include: adults, men, and women aged 25-54; adults, men and women aged 18-49; and adults, men and women aged 18-34. Tied with FOX for Total TV among M25-54 for share gain.

(8) Source: Nielsen, Q2 2020 (3/30/2020-6/28/2020) and YTD (12/30/2019-6/28/2020) for Primetime and Sunday nights. Primetime is 8pm-11pm. Data based on program based daypart (000s). Live+3-day.

(9) SG&A Expenses: Selling, general and administrative expenses exclude employee share-based compensation, third-party transaction and integration costs related to the acquisition of Scripps Networks and other transactions, and for 2019, exclude the settlement of a withholding tax claim.

(10) 2020 Outlook: Discovery does not expect to be able to provide a reconciliation of the non-GAAP forward-looking commentary to comparable GAAP measures as, at this time, the Company cannot determine the occurrence or impact of the adjustments, such as the effect of future changes in foreign currency exchange rates or future acquisitions or divestitures that would be excluded from such GAAP measures.

Source: Discovery, Inc.